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Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron Updates the MRC Accreditation Status of PPM Markets
Media Rating Council withdraws accreditation in five Portable People Meter markets

COLUMBIA, MD — February 1, 2012 – Arbitron Inc. (NYSE: ARB) today issued the following statement regarding the Media Rating Council® (MRC) accreditation status of the radio ratings data produced by the Arbitron Portable People Meter™ (PPMTM) radio ratings service in 48 local markets.

Arbitron has been informed by the MRC that it has withdrawn the accreditation of the monthly AQH radio ratings data produced by the PPM service in five markets: Cleveland, Portland OR, Riverside-San Bernardino, Salt Lake City-Ogden-Provo, and Tampa-St. Petersburg-Clearwater.

Nine PPM markets remain accredited by MRC: Atlanta, Cincinnati, Houston (DMA), Kansas City, Milwaukee-Racine, Minneapolis-St. Paul, Philadelphia, Phoenix, and St. Louis.

The MRC accreditation status in the remaining PPM markets is unchanged. Those 34 markets continue to be unaccredited.

“Consistent with our long-standing priorities, we will work to retain accreditation where we have it, to regain accreditation where it was withdrawn and to achieve accreditation in our remaining PPM markets,” said Gregg Lindner, executive vice president, Service Innovation and Chief Research Officer, Arbitron Inc. “As always, we will continue our work with the MRC in order to address their concerns.”

Arbitron currently plans to have all 48 PPM markets undergo new MRC audits in 2012.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media–radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data. The Company has developed the Portable People Meter (PPM) and the PPM 360™, new technologies for media and marketing research.

About the Media Rating Council

The Media Rating Council is a non-profit industry association, established in 1964, composed of leading television, radio, print and internet companies, as well as advertisers, advertising agencies and trade associations whose goal is to ensure measurement services that are valid, reliable and effective. Measurement services desiring MRC accreditation are required to disclose to their customers all methodological aspects of their service; comply with the MRC Minimum Standards for Media Rating Research; and submit to MRC-designed audits to authenticate and illuminate their procedures. In addition, the MRC membership actively pursues research issues they consider priorities in an effort to improve the quality of research in the marketplace. Currently approximately 70 research products are audited by the MRC. Additional information about MRC can be found at http://www.mediaratingcouncil.org/.

Portable People Meter™, PPMTM and PPM 360™ are marks of Arbitron Inc.

Media Rating Council® and the “double checkmark” logo design are registered marks of the Media Rating Council.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, our ability to successfully integrate acquired operations, diversions of management resources, expenses incurred in financing the acquisition, differing levels of management and internal control effectiveness at the acquired entity, other unanticipated problems and liabilities, , changes in the market, potential downturns in economic conditions, foreign exchange fluctuations, competition, our ability to develop and successfully market new products and technologies, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, , litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and other international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2010 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.